As filed with the Securities and Exchange Commission on May 30, 2001
                                                 Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    ---------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    ---------------------------------------
                          WATSON PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                Nevada                                          95-3872914
    (State or Other Jurisdiction of                          (I.R.S. Employer
    Incorporation or Organization)                        Identification Number)


                                311 Bonnie Circle
                            Corona, California 92880
                                 (909) 270-1400
           (Address of Principal Executive Offices including Zip Code)

                    ---------------------------------------
            WATSON PHARMACEUTICALS, INC. EMPLOYEE STOCK PURCHASE PLAN


                            (Full Title of the Plan)
                    ---------------------------------------



               Robert C. Funsten                             Copy to:
    Senior Vice President, General Counsel               Charles K. Ruck
                and Secretary                            Latham & Watkins
         Watson Pharmaceuticals, Inc.         650 Town Center Drive, Suite 2000
             311 Bonnie Circle                   Costa Mesa, California 92626
          Corona, California 92880                      (714) 540-1235
                 (909) 270-1400

                    ---------------------------------------
          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                    ---------------------------------------

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                                              CALCULATION OF REGISTRATION FEE
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
                                                                                                   Proposed
                                                                               Proposed            Maximum
                                                              Amount            Maximum           Aggregate         Amount of
                                                              to be         Offering Price         Offering        Registration
Title of each class of securities to be registered          Registered       Per Share(1)          Price(1)            Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0033 Par Value                             1,000,000           $57.13           $57,130,000         $14,283
----------------------------------------------------------------------------------------------------------------------------------

___________________
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. Pursuant to Rules 457(c) and 457(h), the Proposed Maximum Offering Price Per Share is based upon the average ($57.13) of the high and low sales price of the Registrant, as reported on the New York Stock Exchange on May 24, 2001 (which were $55.05 and $59.20, respectively), for the 1,000,000 shares available for future grants under the Registrant's Employee Stock Purchase Plan.

================================================================================
         Proposed sale to take place as soon after the effective date of the Registration Statement as options granted under the plans are exercised.

PAGE>

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

         (a) Quarterly Report on Form 10-Q of Watson Pharmaceuticals, Inc. ("Watson") for the fiscal quarter ended March 31, 2001;

         (b) Annual Report on Form 10-K of Watson for the fiscal year ended December 31, 2000;

         (c)      Watson's Current Report on Form 8-K filed January 30, 2001;
                  and

         (d) The description of Watson's Common Stock contained on Form 8-A filed August 22, 1997.

         All documents subsequently filed by Watson pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorizes a corporation, under certain circumstances, to indemnify its directors, officers, employees and agents (including reimbursement for expenses incurred). Watson's Articles of Incorporation and Bylaws provide for the indemnification of Watson's directors, officers, employees and agents to the fullest extent permitted by the provisions of the Nevada statute.

          Watson's Articles of Incorporation provide, in general, that to the extent not prohibited by law, Watson shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of Watson against certain expenses incurred in connection with such lawsuit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of Watson. To the extent not prohibited by law, Watson shall also indemnify any such person who is a party to a lawsuit by or in the right of Watson by reason of the fact that he is or was a director, officer, employee or agent of Watson against certain expenses (including amounts paid in settlement and attorneys' fees) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Watson, unless such person has been adjudged by a court to be liable to Watson and except for amounts paid in settlement to Watson.

         Watson maintains a directors' and officers' liability insurance policy that provides coverage for liabilities arising from any wrongful act (as defined by the policy) committed by a director or officer in his or her capacity as a director or officer. The policy reimburses Watson for amounts spent in lawful indemnification of a director or officer or amounts provided by Watson to indemnify its directors and officers as required or permitted by law.

         The inclusion of the above provisions in the Articles of Incorporation and Bylaws of Watson may have the effect of reducing the likelihood of shareholder derivative suits against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Watson and its shareholders.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Index to Exhibits on Page 6.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)      To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                         (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on May 29, 2001.


                                             WATSON PHARMACEUTICALS, INC.


                                             By: /s/ Robert C. Funsten
                                                 ----------------------------
                                                 Robert C. Funsten
                                                 Senior Vice President, General
                                                 Counsel and Secretary

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allen Chao, Ph.D. and Robert C. Funsten, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on May 29, 2001.

              Signature                          Title
              ---------                          -----

     /s/ Allen Chao, Ph.D.       Chairman, Chief Executive Officer and
-----------------------------    President (Principal Executive Officer)
     Allen Chao, Ph. D.


     /s/ Michael E. Boxer        Senior Vice President and Chief Financial
-----------------------------    Officer (Principal Financial Officer)
     Michael E. Boxer


     /s/ R. Todd Joyce           Vice President, Corporate Controller
-----------------------------    (Principal Accounting Officer)
     R. Todd Joyce


     /s/ Ronald R. Taylor        Director
-----------------------------
     Ronald R. Taylor


     /s/ Andrew L. Turner        Director
-----------------------------
     Andrew L. Turner


     /s/ Michel J. Feldman       Director
-----------------------------
     Michel J. Feldman


     /s/ Fred G. Weiss           Director
-----------------------------
     Fred G. Weiss


     /s/ Michael J. Fedida       Director
-----------------------------
     Michael J. Fedida


     /s/ Albert F. Hummel        Director
-----------------------------
     Albert F. Hummel

                            INDEX TO EXHIBITS


      Exhibit Number
      --------------

            4.1 Articles of Incorporation of Watson, and all amendments thereto, filed as Exhibit 3.1 to Watson's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and Exhibit 3.1(A) to Watson's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (Reg. No. 000-20045) and hereby incorporated by reference.

            4.2 Amended and Restated By-Laws of Watson, as amended as of December 11, 1998, filed as Exhibit 3.2 to Watson's Registration Statement on Form S-8
                             (Reg. No. 333-70933), filed on January 21, 1999
                             and hereby incorporated by reference.

            5.1 Opinion of Kummer Kaempfer Bonner & Renshaw as to the legality of the Common Stock of Watson covered by this Registration Statement.

           10.1 Watson Pharmaceuticals, Inc. Employee Stock Purchase Plan, filed as Exhibit 10.1 to Watson's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001.

           23.1              Consent of PricewaterhouseCoopers LLP.

           23.2              Consent of Ernst & Young LLP.

           23.3              Consent of Singer Lewak Greenbaum and Goldstein
                             LLP.

           23.4 Consent of Kummer, Kaempfer, Bonner & Renshaw (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

           24.1 Power of Attorney (contained on the signature page to this Registration Statement).